Exhibit 99.1

NEWS RELEASE

Date:	November 30, 2005
FOR IMMEDIATE RELEASE

Contact:	Cheryl Moll
XETA Technologies
(918) 664-8200

XETA TECHNOLOGIES REPORTS
FOURTH QUARTER AND FISCAL 2005 RESULTS

Broken Arrow, OK - XETA Technologies (NASDAQ: XETA) today announced financial results for the fourth fiscal quarter and year ended October 31, 2005.  The Company reported revenues of $16.4 million for the fourth quarter and $58.0 million for the year.  Earnings were reported at $0.02 per diluted share for the quarter and $0.05 per diluted share for the year, compared to earnings of $0.03 per diluted share for the fourth quarter of last year and $0.16 per diluted share for fiscal 2004.  The reported results are unaudited and, although no material changes are expected, are subject to change.  The audit is expected to be complete by the end of December.

“We are very pleased with our fourth quarter results,” stated Jack Ingram, CEO of XETA Technologies.  “Strong revenue increases headed several notable highlights.  Our revenues of $16.4 million represent growth of 10% year-over-year and 21% quarter-over-quarter.  These increases were driven by solid gains in both new systems sales and after-market services, particularly our managed services segment.  Additionally, our margins remained solid so our fourth quarter income from operations and profit after tax came in at highs for the year.”

“A very encouraging highlight of the quarter was our 30% year-over-year and 127% quarter-over-quarter growth in Nortel systems sales,” said Greg Forrest, President and COO.  “We are also proud of our services department, as we qualified for Nortel’s “Elite Advantage Partner” status during the quarter.  This highest level of certification has been granted to less than 4% of Nortel’s business partner community.  With this “Elite Advantage” status, combined with our Avaya “Platinum” status, XETA now holds the highest certification levels from both of these major manufacturers.

“Attesting to our service excellence, our commercial managed services revenues have more than doubled over the last two fiscal years and we continue to see significant steady progress across the board in this major growth area.  Helping drive this growth was our completion of national roll-out projects for three new large customers during the quarter.”

Forrest continued, “Looking ahead to fiscal 2006, we have established seven priorities:

•	Start Fast and Aim High referring to our top line revenue growth;
•	Introduce the art of selling services, specifically our rapidly growing managed services offering;
•	Be opportunistic and remain flexible to changing market conditions;
•	Embrace the culture of change to capitalize on the pace of emerging technologies;
•	Drive efficiencies to increase productivity in our delivery model;
•	Develop human capital to enhance the customer experience;
•	Focus on results with core values in mind.

“I am pleased with the progress of the company and am excited about our future.  A foundation has been built internally; solid strategies have been established; execution will be the focus moving forward.”

According to Ingram, “We continue to express confidence in our objective to transport our highly successful lodging model to the full commercial marketplace, and our fourth quarter results support that confidence.  The magnitude of the results have yet to catch up with the level of operating costs we have invested in this initiative, an investment which significantly depressed earnings throughout fiscal 2005.  However, we believe this will gradually improve throughout fiscal 2006.  We have set a target to essentially maintain our high investment levels in operating expenses and still have year-over-year earnings improvements in every quarter of 2006.  Depending upon the timing and the magnitude of the ramp in revenue growth, we are targeting revenues to range from $60 to $70 million with earnings per share to range from $0.08 to $0.20 for the year.  Our first quarter is normally the slowest of the year and we expect it to be so in fiscal 2006.  We are setting earnings expectations for the first quarter at $0.01 to $0.05 per share.”

XETA Technologies will host a conference call regarding this announcement on Thursday, December 1, 2005 at 10:00 a.m. CST. The media, analysts and investors are invited to participate by dialing 877-209-0397. A replay of the call will be available from 1:30 p.m. CST on December 1, 2005 until 11:59 p.m. December 8, 2005 by dialing 800-475-6701, access code 800554.

		4th Quarter Ending Oct 31st		Year Ending Oct 31st

		2005	2004	2005	2004

Sales	Systems	8,663	7,802	27,943	31,341
	Services	7,309	6,532	28,241	26,493
	Other	390	485	1,819	993
	Total	16,362	14,819	58,003	58,827
Gross Profit Margin		23%	25%	24%	24%
Gross Profit		3,717	3,671	14,033	14,263
Operating Expense		3,385	3,216	13,275	11,652
Income from Operations		333	455	758	2,611
Interest and Other Income (Expense)		-22	-18	58	32
Net Income After Tax		188	265	494	1,608
Basic Earnings Per Share		$0.02	$0.03	$0.05	$0.16
Diluted Earnings Per Share		$0.02	$0.03	$0.05	$0.16
Wt. Avg. Common Shares Outstanding		10,178	10,013	10,087	10,009
Wt. Avg. Common Equivalent Shares		10,190	10,085	10,117	10,157

(The information is presented in thousands except percentages and per-share data.)

			Oct 31, 2005	Oct 31, 2004

Assets	Current	Cash	177	141
		Receivables (net)	11,634	9,529
		Inventories (net)	5,650	4,845
		Other	2,289	1,557
		Subtotal	19,750	16,072
	Non-Current	Receivables (net)	167	297
		PPE (net)	10,411	10,727
		Goodwill and Intangibles	26,656	26,414
		Other	35	46
		Subtotal	37,269	37,484
	Total Assets		57,019	53,556
Liabilities	Current	Notes Payable	1,123	1,210
		Revolving Line of Credit	4,395	3,850
		Accounts Payable	4,848	2,452
		Unearned Revenue	1,506	1,559
		Accrued Liabilities	2,398	2,536
		Subtotal	14,270	11,607
	Non-Current	Long Term Debt	1,697	2,820
		Other	3,954	2,825
		Subtotal	5,651	5,645
	Total Liabilities		19,921	17,252
Equity			37,098	36,304

(The information is presented in thousands.)

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About XETA Technologies

XETA Technologies is a leading provider of enterprise-class communications solutions, installation and service in the emerging, highly technical world of converged communications solutions for voice and data applications.   XETA has sales and service locations nationwide.  XETA is one of the largest providers of Avaya voice and data communication solutions and has recently added the Nortel voice and data product line.  XETA markets a line of proprietary call accounting systems to the hospitality industry and has long been recognized as the leading provider of call accounting solutions to that industry.  More information about XETA (NASDAQ:  XETA) is available at www.xeta.com.

This news release contains forward-looking statements which are made subject to the provisions of the Private Securities Litigation Reform Act of 1995.  These statements include XETA’s expectations with regard to future revenues, operating costs and earnings expectations during the 2006 fiscal year.  These and other forward-looking statements (generally identified by such words as “expects,” “plans,” “believes,” “anticipates,” “targets” and similar words or expressions) reflect management’s current expectations, assumptions, and beliefs based upon information currently available to management. Investors are cautioned that all forward-looking statements are subject to certain risks and uncertainties which are difficult to predict and that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to, market demand for the Company’s Nortel product and service offerings, recent financial and SEC problems at Nortel Corporation, any further negative changes in various vendor incentive programs that support the Company’s sales and marketing efforts and the potential negative impact that such further changes would have on the Company’s gross margins, the long term success of the Company’s growth strategies, competition, inflation, and the availability and retention of sales professionals and trained technicians.  Additional factors which could affect actual results are described in the section entitled “Outlook and Risk Factors” contained in the Company’s Form 10-K for its fiscal year ended October 31, 2004 and in each of its quarterly reports on Form 10-Q filed during the 2005 fiscal year.